POWER OF ATTORNEY



      The undersigned, a member of the Board of Directors of California Energy Company, Inc., a Delaware corporation (the "Company"), hereby constitutes and appoints Steven A. McArthur, as his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for and in his/her stead, in any and all capacities, to sign on his/her behalf the Form 10-K Annual Report of the Company filed for the fiscal year ending December 31, 1993 and to execute any amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission and applicable stock exchanges, with the full power and authority to do and perform each and every act and thing necessary or advisable to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

DATE: March 31, 1994


 /s/ Richard R. Jaros                    /s/ Everett B. Laybourne
Richard R. Jaros                        Everett B. Laybourne




 /s/ Edgar D. Aronson                    /s/ Adm. Daniel J. Murphy
Edgar D. Aronson                        Adm. Daniel J. Murphy




  /s/ Judith E. Ayres                    /s/ Herbert L. Oakes, Jr.
Judith E. Ayres                         Herbert L. Oakes, Jr.




 /s/ Harvey F. Brush                     /s/ Walter Scott, Jr.
Harvey F. Brush                         Walter Scott, Jr.




 /s/ James Q. Crowe                      /s/ Barton W. Shackelford
James Q. Crowe                          Barton W. Shackelford




 /s/ Richard K. Davidson                 /s/ David L. Sokol
Richard K. Davidson                     David L. Sokol




 /s/ Ben Holt                            /s/ David E. Wit
Ben Holt                                David E. Wit